UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007

MOLECULAR DEVICES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-27316	94-2914362
(Commission File Number)	(IRS Employer Identification No.)
1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 5.01. Changes in Control of Registrant.
     On March 20, 2007, MDS Inc. (“MDS”) and its wholly owned indirect subsidiary, Monument Acquisition Corp. (“Purchaser”), announced that the initial period of the offer by Purchaser to acquire all of the outstanding shares of common stock (the “Shares”) of Molecular Devices Corporation (the “Company”) for $35.50 per Share in cash (the “Offer”) expired at 5 p.m. EDT on March 19, 2007. MDS has advised the Company that, as of the expiration of the Offer, approximately 15,319,964 Shares (including 830,888 Shares that were tendered pursuant to guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer, representing 92% of the Company’s outstanding Shares. All validly tendered Shares have been accepted for payment in accordance with the terms of the Offer.
     On March 20, 2007, MDS issued a press release announcing the results of the Offer and that Purchaser has commenced a subsequent offering period for all remaining untendered Shares expiring at 5:00 p.m. EDT on March 23, 2007, unless further extended. Any such extension will be followed by a public announcement no later than 9:00 a.m. EDT on the next business day after the subsequent offering period was scheduled to expire. During the subsequent offering period, holders of Shares who did not previously tender their Shares into the Offer may do so and will receive the same $35.50 per Share cash consideration paid during the initial offer period. The procedures for accepting the Offer and tendering Shares during the subsequent offering period are the same as those described for the Offer in the Offer to Purchase by Purchaser except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) Shares tendered during the subsequent offering period may not be withdrawn.
     The Offer was made in accordance with, and the acceptances made pursuant to, the terms of the Agreement and Plan of Merger, dated as of January 28, 2007, by and among MDS, Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides that after the purchase of Shares pursuant to the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will be merged with and into the Company (the “Merger”). As a result of the Merger, the Company will continue as the surviving corporation and will become an indirect wholly owned subsidiary of MDS. At the effective time of the Merger, each Share then outstanding (other than Shares held by the Company, MDS and Purchaser or any other wholly owned subsidiary of MDS and Shares held by the Company’s stockholders who have preserved appraisal rights with respect to such Shares in accordance with Section 262 of the DGCL) shall be converted into the right to receive $35.50 per Share in cash or such greater cash amount as may have been paid for the Shares pursuant to the Offer, without interest.
     MDS has agreed to ensure that Purchaser has sufficient funds to acquire all of the outstanding Shares pursuant to the Offer and to fulfill its obligations under the Merger Agreement. MDS is able to provide Purchaser with the necessary funds. The Offer and the Merger are not contingent upon Purchaser and MDS establishing any financing arrangements.
     Pursuant to the Merger Agreement, if requested by MDS, following the first time Purchaser accepts for payment any Shares tendered pursuant to the Offer (the “Acceptance Time”), the Company agreed to, subject to applicable legal requirements, use reasonable efforts to take all actions necessary to cause persons designated by MDS to become directors of the Company so that the total number of such persons equals that number of directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Company’s board of directors; by (ii) the percentage that the number of Shares purchased by Purchaser pursuant to the Offer bears to the total number of Shares outstanding at the Acceptance Time. The Company agreed to use its reasonable efforts to secure the resignation of directors or to increase the size of the Company’s board of directors (or both) to the extent necessary to permit MDS’ designees to be elected to the Company’s board of directors in accordance with the foregoing; provided, however, that prior to the Merger, the Company’s board of directors shall always have at least two Continuing Directors. “Continuing Director” means any member of the board of directors, while such person is a member of the Company’s board of directors, who is not an affiliate, representative or designee of MDS or Purchaser and was a member of the board of directors of the Company prior to the date of the Merger Agreement, and any successor of a Continuing Director while such successor is a member of the Company’s board of directors, who is not an affiliate, representative or designee of MDS or Purchaser and was recommended or elected to succeed such Continuing Director by a majority of Continuing Directors.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission by the Company on January 29, 2007 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 20, 2007, in accordance with the provisions in the Merger Agreement as summarized in Item 5.01 above, each of Moshe H. Alafi, David L. Anderson, Alan Finkel, Ph.D., André F. Marion, Harden M. McConnell, Ph.D. and J. Allan Waitz, Ph.D. (collectively, the “Resigning Directors”), who were all of the members of the Company’s board of directors other than Joseph D. Keegan, Ph.D. and A. Blaine Bowman, submitted a resignation from the Company’s board of directors and from any committees of such board. Such resignations were effective upon the acceptance of the resignations by the Company’s board of directors, as described below. None of the Resigning Directors stated that his resignation related to any disagreement relating to the Company’s operations, policies or practices.
     On March 20, 2007, at a special meeting of the Company’s board of directors, the Company’s board of directors adopted resolutions accepting the resignations of the Resigning Directors and appointing Messrs. Andy Boorn, Peter Brent, Stephen DeFalco, Ken Horton, Rob Breckon and Peter Winkley as directors of the Company to fill the vacancies created by such resignations, effective immediately. Such persons were designated for appointment as directors of the Company by MDS pursuant to the Merger Agreement, as summarized in Item 5.01 above. Each of such persons is a director and/or executive officer of MDS and/or Purchaser. Information about the six directors designated for appointment by MDS was previously furnished to the Company by MDS and is set forth in Annex I of the Offer to Purchase filed by Purchaser with the Securities and Exchange Commission on February 13, 2007, as subsequently amended.
     None of the newly appointed directors of the Company is a party to or participates in a material plan, contract or arrangement of the Company that was entered into or materially amended in connection with his appointment as a director or received any grant or award under any such plan, contract or arrangement in connection with his appointment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.          Description
2.1     Agreement and Plan of Merger, dated January 28, 2007, by and among MDS Inc., Molecular Devices Corporation and Monument Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Molecular Devices Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Devices Corporation
Dated: March 23, 2007	By:	/s/ Timothy A. Harkness
Timothy A. Harkness
Chief Financial Officer and Senior Vice President Finance and Operations